UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2004

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	0-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In response to passage of The American Jobs Creation Act of 2004 (the "Act"), the Board of Directors of Fannie Mae (formally the Federal National Mortgage Association) has taken steps to ensure that the company’s deferred compensation plans, programs, and arrangements comply with new requirements under the Internal Revenue Code of 1986. Specifically, the Act added a new section to the Internal Revenue Code, Section 409A, which imposes new requirements on deferred compensation arrangements. Accordingly, on November 16, 2004, Fannie Mae’s Board of Directors authorized and directed the creation of a new elective deferred compensation plan and authorized and directed that steps be taken to ensure that any other deferred compensation plans, programs, or arrangements of the company comply with Section 409A.

Apart from changes required by Section 409A, the terms of the new elective deferred compensation plan will be modeled on the company’s current elective deferred compensation plan, a copy of which is incorporated by reference as an exhibit to this Form 8-K. Certain provisions of the new elective deferred compensation plan are expected to be as described below. These and other provisions will be finalized when final regulations and guidance clarifying the requirements of Section 409A are issued by the Treasury Department. In any event, the new elective deferred compensation plan and any changes made to the company’s other deferred compensation plans, programs or arrangements are not intended to provide any increase in the value of any participant’s benefit.

Under the new elective deferred compensation plan, employees of the company who are among the 15 percent most highly paid employees of the company and who are members of management may elect to defer up to 50 percent of their base salary and up to 100 percent of their annual bonus until a specified date or until the January or July that is at least six months following the date of their retirement or termination of employment. Members of the company’s Board of Directors may defer up to 100 percent of their annual retainers and fees until a specified date or until the January or July that is at least six months following termination of their membership on the Board. Participants in the plan will be unsecured creditors of the company and will be paid from the general assets of the company. The new elective deferred compensation plan will apply to compensation that is deferred after December 31, 2004. In addition, the new elective deferred compensation plan is expected to contain the following provisions:

· Participants may choose from three forms of payment: a lump sum, up to 15 annual installments, or a lump sum of a specified amount followed by up to 15 annual installments.

· The initial election to defer must be made in the year before the compensation is earned. Individuals who become newly eligible during the year have 30 days to make an election as to amounts earned after the election.

· A participant may subsequently change the form or timing of payment, within certain limitations, provided the change is elected at least 12 months before the previously scheduled date for commencement of payment. No change to the form or timing of payment is permitted if it would have the effect of accelerating payment. Any change to the timing of payment must be a deferral for at least five additional years.

· Participants also must allocate their deferred compensation account balances among the hypothetical investment options offered by the plan for the purpose of determining the rate of return on their account. A participant may change this allocation at any time in accordance with plan procedures.

Item 9.01. Financial Statements and Exhibits.

The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

November 22, 2004	By:	Ann M. Kappler

Name: Ann M. Kappler
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of Election under Fannie Mae's Elective Deferred Compensation Plan II. This exhibit is a management contract or compensatory plan or arrangement.
10.2	Fannie Mae's Elective Deferred Compensation Plan. (Incorporated by reference to Exhibit 10.13 to Fannie Mae's registration statement on Form 10, filed March 31, 2003. This exhibit is a management contract or compensatory plan or arrangement.